Exhibit 99.1

Entegris Reports Fourth Quarter and Fiscal Year 2008 Results

Credit Agreement Amended in Light of Sharp Economic and Industry Slowdown;

Cost Reductions Lower Quarterly Breakeven Further

CHASKA (Minneapolis), Minn., February 12, 2009 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal fourth quarter and year ended December 31, 2008.

The Company recorded fourth-quarter sales of $112.7 million and a net loss of $131.8 million, or $1.18 per share. The fourth-quarter results included a goodwill impairment charge of $94.0 million, additional cost of sales of $7.8 million related to inventory acquired in the acquisition of Poco Graphite, investment impairment charges of $10.6 million, and a deferred tax valuation adjustment of $12.5 million. On a non-GAAP basis, the loss from continuing operations was $15.9 million, or $0.14 per share, which included restructuring charges of $7.3 million.

Fiscal 2008 sales were $554.7 million. The GAAP net loss was $517.0 million, or $4.59 per diluted share. The fiscal 2008 results included goodwill impairment charges of $473.8 million, non-cash purchase accounting charges of $13.5 million, investment impairment charges of $11.7 million, and deferred tax valuation adjustments of $39.4 million. The fiscal 2008 net loss from continuing operations on a non-GAAP basis was $1.6 million, or $0.01 per diluted share, which included restructuring charges of $10.6 million.

Gideon Argov, president and chief executive officer, said: “The steep fourth-quarter decline in spending and production activity across the semiconductor industry was evident across our product lines. Even our unit-driven products, which are historically more stable during industry downturns, were adversely impacted by low fab utilization and output.”

Argov continued: “To contend with this difficult environment, we have taken actions to reduce our targeted quarterly breakeven to less than $100 million on an EBITDA basis by the second half of 2009. To do this we have restructured the business to reduce our fixed costs by $28 million annually, supplemented by temporary cost reduction measures such as scheduled plant shutdowns and global salary reductions. We are confident these steps will enable us to effectively manage through a very challenging market environment, while ensuring our ability to sustain our investments in critical engineering and development projects.”

Greg Graves, chief financial officer, said: “In anticipation of the impact on our business of what may be a deep and extended downturn, we initiated a discussion with our bank group that resulted in a commitment letter to amend the terms of our revolving credit facility. Under the amended agreement, the primary loan covenant is a monthly cumulative EBITDA test that allows for losses over the next 12 months. In exchange for the flexibility this affords, we have reduced the size of the facility, shortened the maturity to November 2011, agreed to increase the interest rate on the borrowed funds, and granted a security interest in certain assets. We believe these amended terms, together with our year-end cash balance of $115 million, will provide the Company with ample liquidity to fund operations and necessary investments until our markets recover.”

Fourth-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the fourth quarter on Thursday, February 12, 2009, at 10:00 a.m. Eastern Time. Participants should dial 1-877-502-9276 (for domestic callers) or 1-913-905-1086 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 6725476. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

NON-GAAP INFORMATION

In addition to reporting results that are determined in accordance with generally accepted accounting principles in the U.S. (GAAP), the Company also reports non-GAAP results of operations that exclude certain expenses and charges. These non-GAAP results are provided as a complement to results provided in accordance with GAAP in order to provide investors with relevant and useful information about the Company’s ongoing operations. As such, non-GAAP information primarily excludes expenses and charges resulting from goodwill impairment under FASB Statement No. 142, a valuation allowance for deferred tax assets under FASB Statement No. 109, and purchase accounting adjustments related to inventory associated with the Company’s August, 2008 acquisition of Poco Graphite, Inc. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company’s website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2007, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	Dec. 31, 2008	Sept. 27, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Net sales	$112,736	$145,789	$161,348	$554,699	$626,238

Cost of sales	80,291	90,391	94,623	342,981	360,001
Restructuring charges	203	—	—	203	—

Gross profit	32,242	55,398	66,725	211,515	266,237
Selling, general and administrative expenses	31,731	35,373	43,376	147,531	163,918
Engineering, research and development expenses	8,939	10,284	10,105	40,086	39,727

Amortization of intangible assets	5,088	4,858	5,172	19,585	18,874

Impairment of goodwill	93,989	379,810	—	473,799	—

Restructuring charges	7,091	3,332	—	10,423	—

Operating (loss) income	(114,596)	(378,259)	8,072	(479,909)	43,718

Interest expense (income), net	336	614	271	1,018	(5,245)

Other expense (income), net	13,663	947	(1,659)	15,486	(7,656)

(Loss) income before income taxes	(128,595)	(379,820)	9,460	(496,413)	56,619

Income tax expense	3,473	12,897	(1,614)	19,785	10,356
Equity in net loss (earnings) of affiliates	234	195	(85)	283	(93)

(Loss) income from continuing operations	(132,302)	(392,912)	11,159	(516,481)	46,356
Income (loss) from discontinued operations, net of taxes	504	(90)	(377)	(521)	(1,997)

Net (loss) income	($131,798)	($393,002)	$10,782	($517,002)	$44,359

Basic (loss) income per common share:
Continuing operations	$(1.18)	$(3.51)	$0.10	$(4.58)	$0.38
Discontinued operations	$0.00	$(0.00)	$(0.00)	$(0.00)	$(0.02)
Net (loss) income per common share	$(1.18)	$(3.52)	$0.09	$(4.59)	$0.36
Diluted (loss) income per common share:
Continuing operations	$(1.18)	$(3.51)	$0.10	$(4.58)	$0.37
Discontinued operations	$0.00	$(0.00)	$0.00	$(0.00)	$(0.02)
Net (loss) income per common share	$(1.18)	$(3.52)	$0.09	$(4.59)	$0.36
Weighted average shares outstanding:

Basic	111,787	111,796	114,475	112,653	122,557

Diluted	111,787	111,796	115,819	112,653	124,940

Entegris, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation of Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31, 2008			Twelve months ended December 31, 2008
	U.S. GAAP	Adjustments	Non- GAAP	U.S. GAAP	Adjustments	Non- GAAP
Net sales	$112,736	$—	$112,736	$554,699	$—	$554,699

Cost of sales(a)	80,291	(7,801)	72,490	342,981	(13,519)	329,462

Restructuring charges	203	—	203	203	—	203

Gross profit	32,242	7,801	40,043	211,515	13,519	225,034
Selling, general and administrative expenses (b)	31,731	(596)	31,135	147,531	(596)	146,935
Engineering, research and development expenses	8,939	—	8,939	40,086	—	40,086

Amortization of intangible assets	5,088	—	5,088	19,585	—	19,585

Impairment of goodwill (c)	93,989	(93,989)	—	473,799	(473,799)	—

Restructuring charges	7,091	—	7,091	10,423	—	10,423

Operating (loss) income	(114,596)	102,386	(12,210)	(479,909)	487,914	8,005

Interest expense, net	336	—	336	1,018	—	1,018

Other expense, net (d)	13,663	(10,000)	3,663	15,486	(11,102)	4,384

(Loss) income before income taxes	(128,595)	112,386	(16,209)	(496,413)	499,016	2,603
Income tax (benefit) expense (e)	3,473	(3,970)	(497)	19,785	(15,830)	3,955

Equity in net loss of affiliates	234	—	234	283	—	283

(Loss) income from continuing operations	(132,302)	116,356	(15,946)	(516,481)	514,846	(1,635)
Income (loss) from discontinued operations, net of taxes	504	—	504	(521)	—	(521)

Net (loss) income	($131,798)	$116,356	($15,442)	$(517,002)	$514,846	$(2,156)

Basic (loss) income per common share:
Continuing operations	$(1.18)	$1.04	$(0.14)	$(4.58)	$4.57	$(0.01)
Discontinued operations	$0.00	—	$0.00	$(0.00)	—	$(0.00)
Net (loss) income per common share	$(1.18)	$1.04	$(0.14)	$(4.59)	$4.57	$(0.02)
Diluted (loss) income per common share:
Continuing operations	$(1.18)	$1.04	$(0.14)	$(4.58)	$4.57	$(0.01)
Discontinued operations	$0.00	—	$0.00	$(0.00)	—	$(0.00)
Net (loss) income per common share	$(1.18)	$1.04	$(0.14)	$(4.59)	$4.57	$(0.02)

Weighted average shares outstanding:
Basic	111,787	111,787	111,787	112,653	112,653	112,653
Diluted	111,787	111,787	111,787	112,653	112,653	112,653

a)	Cost of sales for the three months ended and year ended December 31, 2008 is adjusted for $7.8 million and $13.5 million, respectively, for the fair value mark-up of acquired inventory sold related to the POCO Graphite, Inc. acquisition.
b)	Selling, general, and administrative expense for both the three months ended and year ended December 31, 2008 is adjusted for $0.6 million, related to the write-off of a loan.
c)	Impairment of goodwill for the three months ended and year ended December 31, 2008 is adjusted for $94.0 million and $473.8 million of impairment charges, respectively, related to goodwill.
d)	Other expense, net for the three months ended and year ended December 31, 2008 is adjusted for $10.0 million and $11.1 million, respectively, for write-offs of equity investments.
e)	Income tax expense for the three months ended and year ended December 31, 2008 is adjusted for $12.5 million and $39.4, respectively, related to the increase in the deferred tax asset valuation allowance related to U.S. tax credit carryforwards, offset by adjustments of $8.5 million and $23.6 million, respectively, for the tax benefit associated with the impairment charges and write-offs noted in b), c) and d) above.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	Dec. 31, 2008	Dec. 31, 2007
ASSETS
Cash, cash equivalents and short-term investments	$115,033	$160,655
Accounts receivable	70,535	112,053
Inventories	102,189	73,120
Deferred tax assets, deferred tax charges and refundable income taxes	13,337	23,238
Other current assets and assets held for sale	10,710	13,555

Total current assets	311,804	382,621

Property, plant and equipment, net	159,738	121,157

Intangible assets and goodwill	93,139	478,495
Deferred tax asset – non-current	30,349	35,323
Other assets	18,504	17,645

Total assets	$613,534	$1,035,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$13,166	$9,310
Short-term borrowings	—	17,802
Accounts payable	21,782	24,260
Accrued liabilities	42,456	61,884
Income tax payable	1,605	12,493

Total current liabilities	79,009	125,749

Long-term debt, less current maturities	150,516	20,373
Other liabilities	47,839	36,810
Shareholders’ equity	336,170	852,309

Total liabilities and shareholders’ equity	$613,534	$1,035,241

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Quarter ended Dec. 31		Year ended Dec. 31
	2008	2007	2008	2007
Operating activities:
Net (loss) income	$(131,798)	$10,782	$(517,002)	$44,359
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(504)	377	521	1,997
Depreciation	7,982	6,010	26,758	24,902
Amortization	5,088	5,172	19,585	18,874
Stock-based compensation expense	1,466	1,891	7,024	10,344
Impairment of goodwill	93,989	235	473,799	235
Impairment of equity investments	10,596	—	11,698	—
Deferred tax valuation allowance	12,501	—	39,425	—
Provision for deferred taxes	(8,824)	(21,661)	(23,595)	(20,434)
Charge for fair value mark-up of acquired inventory	7,801	100	13,519	836
Other	2,149	5,840	2,305	(2,808)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	39,186	(5,988)	53,355	20,054
Inventories	(1,310)	8,992	1,922	24,061
Accounts payable and accrued liabilities	(20,117)	7,235	(29,840)	(2,935)
Income taxes payable and refundable income taxes	(2,827)	15,930	(25,057)	14,682
Other	8,054	(2,087)	10,741	2,150

Net cash provided by operating activities	23,432	32,828	65,158	132,017

Investing activities:
Acquisition of property and equipment	(7,793)	(5,484)	(26,987)	(26,919)
Acquisition of businesses, net of cash acquired	(879)	(3,067)	(162,852)	(44,911)
Purchases of equity investments	—	—	(10,982)	(6,126)
Maturities of short-term investments, net of purchases	—	—	—	121,093
Other	(129)	4,004	900	7,663

Net cash (used in) provided by investing activities	(8,801)	(4,547)	(199,921)	50,800

Financing activities:
Payments on short-term borrowings and long-term debt	(16,301)	(60,800)	(64,707)	(88,115)
Proceeds from short-term and long-term borrowings	40,811	69,063	173,811	131,063
Repurchase and retirement of common stock	—	(4,100)	(28,895)	(256,109)
Issuance of common stock	9	1,140	3,097	29,856
Other	(3)	(2,401)	(625)	244

Net cash provided by (used in) financing activities	24,516	2,902	82,681	(183,061)

Net cash (used in) provided by discontinued operations	(433)	2,313	(41)	1,237

Effect of exchange rate changes on cash	2,358	1,286	6,501	4,856

Increase (decrease) in cash and cash equivalents	41,072	34,782	(45,622)	5,849
Cash and cash equivalents at beginning of period	73,961	125,873	160,655	154,806

Cash and cash equivalents at end of period	$115,033	$160,655	$115,033	$160,655

### END ###